SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Valued Advisers Trust
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Valued Advisers Trust

2960 N. Meridian St., Suite 300
Indianapolis, Indiana 46208

May 11, 2010

Dear Shareholder:

A Special Meeting of the Shareholders of Valued Advisers Trust will be held on June 16, 2010 at 9:00 a.m., Eastern Time.

The Trust’s Board of Trustees is seeking your vote for two nominees for Trustee identified in the enclosed Proxy Statement.

We urge you to complete, sign and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose. Whether or not you plan to be present at the meeting, your vote is important and you are, therefore, strongly encouraged to return a proxy card for the Funds in which you are invested.

If your shares are held in street name, only your bank or broker can vote your shares and generally only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct him or her to execute a proxy card today.

We look forward to receiving your proxy so that your shares may be voted at the meeting.

Sincerely,

Heather Bonds
Secretary

VALUED ADVISERS TRUST

TEAM Asset Strategy Fund
Golub Group Equity Fund

2960 N. Meridian St., Suite 300
Indianapolis, Indiana 46208

Important Notice Regarding Availability of Proxy Materials for the
 Shareholder Meeting to be held on June 16, 2010:
This Proxy Statement is Available online at the Following Websites:

This Proxy Statement is available online at: http://www.proxyonline.com/docs/valuedadvisers.pdf

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of Valued Advisers Trust (the “Trust”):

Notice is hereby given that a special meeting of the shareholders of the Trust (the “Special Meeting”) will be held on June 16, 2010 at the offices of the Trust (2960 N. Meridian St., Suite 300, Indianapolis, Indiana), at 9:00 a.m., Eastern Time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect two nominees to the Board of Trustees, as described in the accompanying Proxy Statement.

2.	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.
The Board of Trustees recommends you vote FOR each nominee to the Board of Trustees identified in this Proxy Statement. The Board of Trustees of the Trust has fixed the close of business on May 5, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.  Copies of these proxy materials, including this notice of the Special Meeting, the Proxy Statement, and the proxy card, also are available to you at http://www.proxyonline.com/docs/valuedadvisers.pdf Information on how to obtain directions to attend the Special Meeting and vote in person can be obtained by calling 1-800-780-7314.

We urge you to mark, sign, date and mail the enclosed proxy in the postage-paid envelope provided as soon as possible so that you will be represented at the Special Meeting. If you desire to vote in person at the Special Meeting, you may revoke your proxy at any time before it is exercised.

By order of the Board of Trustees of the Trust,

Heather Bonds
Secretary
May 11, 2010

PROXY STATEMENT

VALUED ADVISERS TRUST

TEAM Asset Strategy Fund
Golub Group Equity Fund

2960 N. Meridian St., Suite 300
Indianapolis, Indiana 46208

INTRODUCTION

The enclosed proxy is solicited by the Board of Trustees (the “Board”) of Valued Advisers Trust (the “Trust”) for use at the Special Meeting of Shareholders (the “Special Meeting”) to be held on June 16, 2010 at 9:00 a.m., Eastern Time, and any postponement or adjournment thereof, for action upon the matters set forth in the accompanying Notice of the Special Meeting of Shareholders (the “Notice”). Shareholders of record at the close of business on May 5, 2010 are entitled to be present and to vote at the Special Meeting or any postponed or adjourned session thereof. The Notice, this Proxy Statement and the enclosed proxy card are first being mailed to shareholders on approximately May 17, 2010.

 The Trustees recommend that you vote:

1.	For the election of each nominee to the Board.

2.	In the discretion of the persons named as proxies in connection with any other matters that may properly come before the Special Meeting or any postponement or adjournment thereof.

Two series of shares of the Trust had shareholders as of May 5, 2010 (each, a “Fund” and collectively, the “Funds”). Shareholders of all Funds vote together as a single class on the election of Trustees. Each whole share is entitled to one vote as to any matter on which it is entitled to vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If no instructions are made on a submitted proxy, the proxy will be voted FOR the election of each nominee.

PROPOSAL 1

ELECTION OF TRUSTEES

Proposal 1 is to elect two additional Trustees to the Board.  The nominees are Ira Cohen and R. Jeffrey Young.  If elected, Mr. Cohen, would be an “Independent Trustee.”  If elected, Mr. Young would be an “Interested Trustee.” Neither Mr. Cohen nor Mr. Young currently serves as a Trustee, although Mr. Young has, as described later in this proxy, previously served as a Trustee of the Trust.

The Investment Company Act of 1940, as amended (the “1940 Act”) generally requires that the Trust have a minimum percentage of Trustees who are not “interested persons” of the Trust or the Trust’s investment advisers (referred to as “Independent Trustees” throughout this Proxy Statement). A Trustee who is an “interested person” (as defined in the 1940 Act) of the Trust or an investment adviser to the Trust is referred to as an “Interested Trustee” throughout this Proxy Statement.  The 1940 Act also requires that the Trust have a certain minimum percentage of Trustees who have been elected by shareholders of the Trust.  The Board currently has only one member, Dr. Merwyn R. Vanderlind.  The Board has determined that it is appropriate to add additional Board members at this time.   Dr. Vanderlind is an “Independent Trustee” and he was elected by sole shareholder of the Trust vote in August 2008 (when the Trust commenced operations).  Although Dr. Vanderlind is not a nominee in this Proxy Statement, Dr. Vanderlind will continue to serve as an Independent Trustee to the Trust.  Dr. Vanderlind is an experienced business person who brings leadership and organizational skills to the Board.  The current Trustee recommends the election of Mr. Young and Mr. Cohen.  In regards to each nominee, the Board has considered, among other factors, the experience and qualifications of the individuals as described below:

Ira Cohen.  Mr. Cohen has over 30 years of experience in the financial services industry and can provide investment management knowledge to the Board.  His strategic planning, organizational and leadership skills will help the Board set long-term goals.

R. Jeffrey Young.  Mr. Young is a Senior Vice President of the Trust’s administrator (Unified Fund Services, Inc.) and has an outstanding knowledge of pertinent Trust business operations.  Mr. Young currently serves as President and Principal Executive Officer of the Trust.  Mr. Young has a background in corporate government controls and regulation and has organizational skills to help the Board set long-term goals for the Funds and establish processes for overseeing Trust policies and procedures.  Prior to taking his current position with the Trust’s administrator, Mr. Young was not affiliated with the Trust, its investment advisers, or its principal underwriter.  Additionally, prior to taking his current position with the Trust’s administrator, Mr. Young served as an Independent Trustee of the Trust until he resigned from that position on January 18, 2010.  Mr. Young, if elected, would be an Interested Trustee due to his position with the Trust’s administrator, which is an affiliate of Unified Financial Securities, Inc., the Trust’s principal underwriter.

The following table sets forth the ages and a more specific description of the principal occupations of the sole Trustee and nominees for Trustee. Except as shown, the principal occupations and business experience for the last five years of the nominees have been with the employers indicated. The address of each Trustee and nominee is c/o Valued Advisers Trust, 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208.

Name and Age	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	# of Portfolios in the Fund Complex Overseen by Nominee	Other Directorships Held by Nominee
INDEPENDENT TRUSTEE
Dr. Merwyn Vanderlind Age: 73	Trustee and Chairman	Since Aug. 2008	Retired; Consultant to Battelle Memorial Institute (International Science and Technology Research Enterprise) on business investments from 2001 to 2003; Formerly employed with Battelle Memorial Institute from 1966 to 2003 in various positions, including the Executive Vice President of Battelle Institute from 1991 to 2001, General Manager from 1985 to 1991, Director of the Battelle Industrial Technology Center (Geneva, Switzerland) from 1983 to 1985, and Practicing Researcher from 1966 to 1983.	2	None
NOMINEE FOR INDEPENDENT TRUSTEE
Ira Cohen Age: 51	None	N/A	Independent financial services consultant (Feb. 2005 – present); Senior Vice President, Dealer Services / Institutional Services, AIM Investment Services, Inc. (1992 – 2005).	None*	None
INTERESTED TRUSTEE NOMINEE
R. Jeffrey Young Age: 45	Principal Executive Officer and President	Since January 2010
Senior Vice President, Unified Fund Services, Inc. since January 2010; Chief Executive Officer, Huntington Funds since February 2010; Trustee, Valued Advisers Trust, August 2008 to January 2010; Managing Director and Chief Operating Officer of Professional Planning Consultants 2007 to 2010; Co-Founder of Kinwood Group, LLC July 2007 to March 2008; President and Chief Executive Officer of The Coventry Group from 2000 to 2007; President and Chief Executive Officer of the STI Classic Funds from 2004 to 2007; Trustee of the Coventry Group from 1999 to 2005; and Senior Vice President of BISYS Fund Services / The Winsbury Company October 1993 to June 2007.

				None*	None
* If elected by shareholders of the Trust, this nominee would oversee all portfolios in the Trust and any new portfolios added to the Trust in the future

Each of the nominees has agreed to serve as a Trustee if elected.  If elected, each Trustee will serve until he resigns, retires or is removed from the Board as provided in the Trust’s governing documents.

Committees of the Board of Trustees.  The Board has considered the overall leadership structure of the Trust and has established committees designed to facilitate the governance of the Trust by the Trustees generally and the Board’s role with respect to risk oversight specifically.  The Trust’s Chief Compliance Officer (the “CCO”) reports directly to the Board generally with respect to the CCO’s role in managing the compliance risks of the Trust.  The CCO may also report directly to a particular committee of the Board depending on the subject matter.  The Trust’s principal financial officer reports to the Audit Committee of the Board on all financial matters affecting the Trust, including risks associated with financial reporting.  Through the committee structure, the Trustees also interact with other officers and service providers of the Trust to monitor risks related to the Trust’s operations.  The Trust’s committees are responsible for certain aspects of risk oversight relating to financial statements, the valuation of the Trust’s assets, and compliance and governance matters.  The Board of Trustees currently has established three standing committees: the Audit Committee, the Pricing Committee and the Governance and Nominating Committee.

Audit Committee.  The Audit Committee consists of the sole Independent Trustee and is responsible for overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Trust’s financial statements and the independent audit of the financial statements; and acting as a liaison between the Trust’s independent auditors and the full Board of Trustees.

Pricing Committee.  The Pricing Committee is responsible for reviewing and approving fair valuation determinations, if any.  The Committee consists of the sole Independent Trustee.

Governance and Nominating Committee.  The Governance and Nominating Committee consists of the sole Independent Trustee and oversees general Trust governance-related matters. The Committee’s purposes, duties and powers are set forth in its written charter, which is attached to this Proxy Statement as Exhibit A. The Trust currently does not maintain a website on which the Committee’s charter is available.  The Governance and Nominating Committee does not consider diversity in identifying nominees for Trustee positions.

Nomination of Candidates for Trustee.  The Governance and Nominating Committee, which is comprised solely of the Independent Trustee, has responsibility for recommending to the Board the nomination of candidates for election as Trustees, including identifying, and evaluating the skill sets and qualifications of, potential candidates. Prospective nominees may be recommended by the current Trustees, management of the Trust, counsel and other advisors to the Trustees, and shareholders of the Trust who submit recommendations in accordance with the Trust’s procedures.  The Committee shall, when identifying candidates for the position of Independent Trustee, consider any such candidate recommended by a shareholder if such recommendation contains: (i) sufficient background information concerning the candidate, including evidence the candidate is willing to serve as an Independent Trustee if selected for the position; and (ii) is received in a sufficiently timely manner as determined by the Governance and Nominating Committee in its discretion.  Shareholders shall be directed to address any such recommendations in writing to the attention of the Governance and Nominating Committee, c/o the Secretary of the Trust.

The Governance and Nominating Committee considers a variety of qualifications, skills and other attributes in evaluating potential candidates for nomination to the Board of Trustees. The attributes considered may include, but are not limited to: (i) the candidate’s knowledge in matters relating to the mutual fund industry; (ii) the candidate’s educational background; (iii) the candidate’s reputation for high ethical standards and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills, core competencies and qualifications; and (vi) such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies.

 Shareholder Communication with Trustees.  The Board of Trustees provides a process for shareholders to send communications to the Trustees. Shareholder communications must (i) be in writing and be signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the number of shares held by the shareholder. Shareholders may send communications to the Trustees to the following address:

To the Attention of the Board of Trustees
c/o Valued Advisers Trust
2960 N. Meridian St., Suite 300
Indianapolis, Indiana 46208

 Meetings.  During the fiscal year ended January 31, 2010 for the Golub Group Equity Fund, the Board of Trustees held four regular meetings.  The Audit Committee held four meetings and the Pricing Committee did not meet.  The Governance and Nominating Committee is a newly established committee and was not in existence prior to April 23, 2010.  The Trustees attended all meetings of the Board and of the Board’s committees on which they served.

The TEAM Asset Strategy Fund has not yet completed a full fiscal year.  Since the Fund has been operational, the Board of Trustees held two regular meetings.  The Audit Committee held two meetings and the Pricing Committee did not meet.  The Governance and Nominating Committee is a newly established committee and was not in existence prior to April 23, 2010.  The Trustees attended all meetings of the Board and of the Board’s committees on which they served.

Compensation.  The Trust has adopted a compensation policy for its Trustees. Interested Trustees receive no compensation from the Trust for their services as Trustees. Independent Trustees serving on the Board of Trustees are currently compensated at a rate of $1,500 per meeting attended.  Their compensation is based on a formula of $1,000 per meeting for the first advisor, and $500 per meeting for each additional advisor in the Trust.  Trustee compensation is also capped relative to total net assets in the Trust.  Trustees also are reimbursed for their reasonable travel expenses.

Compensation received from the Trust as of April 1, 2010:

Independent Trustees	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust*
R. Jeffrey Young*	$7,300	$0	$0	$7,300
Dr. Merwyn R. Vanderlind	$8,300	$0	$0	$8,300

*	Prior to January 2010, Mr. Young served as an Independent Trustee and was compensated as such by the Trust.

Trustee Ownership of Fund Shares.   The table below shows the range of equity securities beneficially owned by each Trustee and nominee as of April 30, 2010 in each Fund and in all Funds in the aggregate within the Valued Advisers Trust complex.

Name of Nominee or Trustee/Funds	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in all Funds of the Trust Overseen by Trustee/Nominee
Ira Cohen Team Asset Strategy Fund Golub Group Equity Fund	None None	None
R. Jeffrey Young Team Asset Strategy Fund Golub Group Equity Fund	None None	None
Dr. Merwyn Vanderlind Team Asset Strategy Fund Golub Group Equity Fund	None None	None

As of December 31, 2009, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of each Fund.

The following table provides information regarding the Officers of the Trust.

Name, Address*, (Age), Position with Trust,** Term of Position with Trust	Principal Occupation During Past 5 Years and Other Directorships
R. Jeffrey Young, 45, Principal Executive Officer and President, January 2010 to present.
Senior Vice President, Unified Fund Services, Inc. since January 2010; Chief Executive Officer, Huntington Funds since February 2010; Trustee, Valued Advisers Trust, August 2008 to January 2010; Managing Director and Chief Operating Officer of Professional Planning Consultants 2007 to 2010; Co-Founder of Kinwood Group, LLC July 2007 to March 2008; President and Chief Executive Officer of The Coventry Group from 2000 to 2007; President and Chief Executive Officer of the STI Classic Funds from 2004 to 2007; Trustee of the Coventry Group from 1999 to 2005; and Senior Vice President of BISYS Fund Services / The Winsbury Company October 1993 to June 2007.

John C. Swhear, 48, Chief Compliance Officer, AML Officer and Vice President, August 2008 to present.
Vice President of Legal Administration and Compliance for Unified Fund Services, Inc., the Trust’s administrator, since April 2007; Chief Compliance Officer of Unified Financial Securities, Inc., the Trust’s distributor, since May 2007; Senior Vice President of the Unified Series Trust since May 2007; Secretary of Huntington Funds since April 2010; President and Chief Executive Officer of Dreman Contrarian Funds since March 2010; Vice President and Acting Chief Executive Officer of Dreman Contrarian Funds, 2007 to March 2010; Employed in various positions with American United Life Insurance Company from 1983 to April 2007, including: Associate General Counsel, April 2007; Investment Advisor Chief Compliance Officer, June 2004 to April 2007; Assistant Secretary to the Board of Directors, December 2002 to April 2007; Chief Compliance Officer of OneAmerica Funds, Inc., June 2004 to April 2007; Chief Counsel and Secretary, OneAmerica Securities, Inc., December 2002 to April 2007.

Carol J. Highsmith, 45, Vice President, August 2008 to present.	Employed in various positions with Unified Fund Services, Inc., the Trust’s administrator, since November of 1994; currently Vice President of Legal Administration.
William J. Murphy, 47, Treasurer, December 2009 to present
Manager of Fund Administration for Unified Fund Services, Inc., the Trust’s administrator, since October 2007; Assistant Treasurer of Unified Series Trust since February 2008; Treasurer and Chief Financial Officer of Dreman Contrarian Funds since February 2008; Employed in various positions with American United Life Insurance Company from March 1987 to October 2007.

Heather Bonds, 34, Secretary, August 2008 to present.
Employed in various positions with Unified Fund Services, Inc., the Trust’s administrator, since January 2004 and from December 1999 to January 2002, including: Manager of Board Relations since March 2008 and Supervisor of Fund Administration from 2004 to 2006; Secretary of the Unified Series Trust from July 2005 to present; Secretary of RiverNorth Funds since February 2009; Assistant Secretary of Dean Family of Funds from August 2004 to March 2007; Assistant Secretary of the Unified Series Trust from September 2004 to June 2005; Secretary of AmeriPrime Advisers Trust from July 2005 to September 2005, Assistant Secretary from September 2004 to June 2005; Assistant Secretary of AmeriPrime Funds from September 2004 to July 2005;

*	The address for each trustee and officer is 2960 N. Meridian St., Suite 300, Indianapolis, IN 46208.

 Required Vote.  Pursuant to the Trust’s Declaration of Trust and By-Laws, one-third of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Approval of the election of any nominee requires the affirmative vote of a plurality of the shares of the Trust (all Funds of the Trust voting together as a single class) voted at the Special Meeting in person or by proxy.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE

“FOR”

THE NOMINEES FOR TRUSTEE NAMED IN THIS PROPOSAL.

FURTHER INFORMATION ABOUT VOTING AND THE SPECIAL MEETING

 Quorum and Methods of Tabulation.  The shareholders of each Fund vote together as a single class on the election of Trustees. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Trust as tellers (the “Tellers”) for the Special Meeting.

The Tellers will count the total number of votes cast “for” approval of the election of Trustees for purposes of determining whether sufficient affirmative votes have been cast. The Tellers will count shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of the election.

Other Business.  The Trustees know of no other business to be brought before the Special Meeting. However, if any other matters properly come before the Special Meeting, they intend that proxies that do not contain specific restrictions to the contrary be voted on such matters in accordance with the judgment of the persons named in the proxy card.  The Trust does not have annual meetings and, as such, does not have a policy relating to the attendance by the Trustees at shareholder meetings.  The Special Meeting is the first shareholder meeting of the Trust, and, as a result, the sole Trustee of the Trust has not attended any prior shareholder meetings.

Revocation of Proxies.  Proxies may be revoked at any time before they are voted either (i) by a written revocation delivered to the Trust, (ii) by a properly executed later-dated proxy received by the Trust, (iii) by an in-person vote at the Special Meeting, or (iv) by written notice of death or incapacity of the maker of the proxy received by the Trust before the vote pursuant to the proxy is counted.  Attendance at the Special Meeting will not in and of itself revoke a proxy. Shareholders may revoke a proxy as often as they wish before the Special Meeting. Only the latest dated, properly executed proxy card received prior to or at the Special Meeting will be counted.

Shareholder Proposals. Any shareholder proposals to be included in the proxy statement for the Trust’s next meeting of shareholders must be received by the Trust within a reasonable period of time before the Trust begins to print and send its proxy materials.

Adjournment.  If a quorum is not present or represented at the Special Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, or if other matters arise that require shareholder attention, the persons named as proxy agents, the Chairperson of the meeting, or other Trust officers present at the Special Meeting may propose one or more adjournments to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of one-third of those shares present at the Special Meeting or represented by proxy.  The persons named as proxies will vote those proxies that are entitled to vote in favor of such an adjournment, provided that they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Annual and Semi-Annual Reports.   The most recent annual and semi-annual reports to shareholders (when available) will be provided to shareholders at no cost.  To request a report, please call us toll-free at 1-866-954-6682 for the Golub Group Equity Fund or 1-877-832-6952 for the TEAM Asset Strategy Fund or write to us at Valued Advisers Trust, 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208. The reports for the Golub Group Equity Fund are also available online at www.sec.gov. The reports for the TEAM Asset Strategy Fund will also be available (in the future) online at www.sec.gov (since the Team Asset Strategy Fund did not commence operations until December 30, 2009, no annual or semi-annual reports have been produced for that Fund as of the date of this proxy).

Proxy Solicitation Costs.   The costs of solicitation of proxies and expenses incurred in connection with the preparation of proxy materials are being borne by Unified Fund Services, Inc., the administrator to the Trust. In addition to soliciting proxies by mail, the Trustees and employees of the Trust may solicit proxies in person or by telephone. Unified has engaged the Altman Group to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders as well as vote solicitation and tabulation. The costs of these services are expected be approximately $8,458.   By voting immediately, you can help the Trust avoid the additional expense of a second proxy solicitation.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts within a Fund or multiple Funds of the Trust. Additionally, unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the Proxy Statement will be delivered promptly upon request. Requests may be sent to the Altman Group, 60 East 42nd Street, New York, NY  10165 or made by telephone by calling 1-800-780-7314.

Outstanding Shares.  The shares outstanding of each Fund of the Trust as of May 5, 2010 are as follows:

TEAM Asset Strategy Fund: 3,824,674.439
Golub Group Equity Fund: 833,891.389

Beneficial Ownership.  Exhibit B sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding shares of a Fund.

INVESTMENT ADVISERS AND FUND INFORMATION

Investment Advisers.  Golub Group, LLC, 2929 Campus Drive, Suite 145, San Mateo, California 94403, serves as the investment adviser to the Golub Group Equity Fund.  TEAM Financial Asset Management, LLC, 800 Corporate Circle, Suite 106, Harrisburg, Pennsylvania 17110 serves as the investment adviser to the TEAM Asset Strategy Fund.

Administrator.  Unified Fund Services, Inc., 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 serves as the Trust’s administrator.

Distributor.  Unified Financial Securities, Inc., 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 serves as the distributor for shares of the Funds.

INFORMATION ON THE TRUST’S INDEPENDENT ACCOUNTANTS

Selection of BBD, LLP as Independent Accountants.  The Trust’s Audit Committee, which is comprised of the sole Trustee who is an Independent Trustee, has selected BBD, LLP (“BBD”) as the independent registered public accounting firm to audit and certify the financial statements of each of the Funds.  As such, pursuant to the 1940 Act, the Funds’ shareholders are not being asked at this time to ratify the selection of BBD.  Representatives of BBD will not be present at the Special Meeting.

Audit Fees.  The aggregate fees billed by BBD as audit fees to the Trust with respect to Golub Group Equity Fund for the fiscal period ended January 31, 2010 were $13,000.  The Golub Group Equity Fund did not commence operations until April 1, 2009 and therefore did not incur any expenses from BBD for audit services prior to that time. The Team Asset Strategy Fund did not commence operations until December 30, 2009 and therefore the Trust did not incur any expenses from BBD with respect to that Fund for audit services prior to that time.

Audit-Related Fees.  The aggregate fees billed by BBD to the Trust with respect to the Golub Group Equity Fund for the fiscal period ended January 31, 2010 for engagements for audit-related services were $0.  As noted above, the Golub Group Equity Fund did not commence operations until April 1, 2009 and therefore the Trust did not incur any expenses from BBD with respect to that Fund for audit related services prior to that time. The Team Asset Strategy Fund did not commence operations until December 30, 2009 and therefore the Trust did not incur any expenses from BBD with respect to that Fund for audit services prior to that time.

Tax Fees.  The aggregate billed by BBD to the Trust for the Golub Group Equity Fund for the fiscal years ended January 31, 2009 and January 31, 2010 were N/A and $2,000, respectively.

For each of the Trust’s two most recently completed fiscal years, no fees were billed by BBD to the Funds that would be disclosed under the caption “All Other Fees.”

Pre-Approval Policies of the Audit Committee.  The Audit Committee Charter requires the Audit Committee to be responsible for the selection, retention or termination of auditors and, in connection therewith, to (i) evaluate the proposed fees and other compensation, if any, to be paid to the auditors, (ii) evaluate the independence of the auditors, (iii) pre-approve all audit services and, when appropriate, any non-audit services provided by the independent auditors to the Trust, (iv) pre-approve, when appropriate, any non-audit services provided by the independent auditors to the Trust’s investment adviser, or any entity controlling, controlled by, or under common control with the investment adviser and that provides ongoing services to the Trust if the engagement relates directly to the operations and financial reporting of the Trust, and (v) receive the auditors’ specific representations as to their independence.

During the audit of the Trust’s financial statements for the most recent fiscal year, less than 50% of the hours expended on the principal accountant’s engagement were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

BBD performed no services for the Trust’s investment advisers or any entity controlling, controlled by, or under common control with the investment advisers that provides ongoing services to the Trust.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. A SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

EXHIBIT A

Governance and Nominating Committee Charter

Valued Advisers Trust

Governance and Nominating Committee Membership

1.	The Governance and Nominating Committee of Valued Advisers Trust (“Trust”) shall be composed entirely of Independent Trustees.

Board Nominations and Functions

1.
The Committee shall make nominations for Trustee membership on the Board of Trustees, including the Independent Trustees. The Committee shall evaluate candidates’ qualifications for Board membership and their independence from the investment advisers to the Trust’s series portfolios and the Trust’s other principal service providers. Persons selected as Independent Trustees must not be “interested person” as that term is defined in the Investment Company Act of 1940, nor shall Independent Trustee have and affiliations or associations that shall preclude them from voting as an Independent Trustee on matters involving approvals and continuations of Rule 12b-1 Plans, Investment Advisory Agreements and such other standards as the Committee shall deem appropriate.  The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with managers or service providers.  See Appendix A for Procedures with Respect to Nominees to the Board.

2.	The Committee shall periodically review Board governance procedures and shall recommend any appropriate changes to the full Board of Trustees.

3.
The Committee shall periodically review the composition of the Board of Trustees to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board.

4.	The Committee shall periodically review trustee compensation and shall recommend any appropriate changes to the Independent Trustees as a group.

Committee Nominations and Functions

1.	The Committee shall make nominations for membership on all committees and shall review committee assignments at least annually.

2.
The Committee shall review, as necessary, the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Committee shall make recommendations for any such action to the full Board.

Other Powers and Responsibilities

1.
The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Trust.

2.	The Committee shall review this Charter at least annually and recommend any changes to the full Board of Trustees.

APPENDIX A TO THE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

VALUED ADVISERS TRUST

PROCEDURES WITH RESPECT TO NOMINEES TO THE BOARD

I.
Identification of Candidates. When a vacancy on the Board of Trustees exists or is anticipated, and such vacancy is to be filled by an Independent Trustee, the Governance and Nominating Committee shall identify candidates by obtaining referrals from such sources as it may deem appropriate, which may include current Trustees, management of the Trust, counsel and other advisors to the Trustees, and shareholders of the Trust who submit recommendations in accordance with these procedures. In no event shall the Governance and Nominating Committee consider as a candidate to fill any such vacancy an individual recommended by any investment adviser of any series portfolio of the Trust, unless the Governance and Nominating Committee has invited management to make such a recommendation.

II.
Shareholder Candidates. The Governance and Nominating Committee shall, when identifying candidates for the position of Independent Trustee, consider any such candidate recommended by a shareholder if such recommendation contains: (i) sufficient background information concerning the candidate, including evidence the candidate is willing to serve as an Independent Trustee if selected for the position; and (ii) is received in a sufficiently timely manner as determined by the Governance and Nominating Committee in its discretion.  Shareholders shall be directed to address any such recommendations in writing to the attention of the Governance and Nominating Committee, c/o the Secretary of the Trust. The Secretary shall retain copies of any shareholder recommendations which meet the foregoing requirements for a period of not more than 12 months following receipt.  The Secretary shall have no obligation to acknowledge receipt of any shareholder recommendations.

III.
Evaluation of Candidates. In evaluating a candidate for a position on the Board of Trustees, including any candidate recommended by shareholders of the Trust, the Governance and Nominating Committee shall consider the following: (i) the candidate’s knowledge in matters relating to the mutual fund industry; (ii) any experience possessed by the candidate as a director or senior officer of public companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills, core competencies and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the candidate’s ability to qualify as an Independent Trustee and any other actual or potential conflicts of interest involving the candidate and the Trust; and (viii) such other factors as the Governance and Nominating Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies. Prior to making a final recommendation to the Board, the Governance and Nominating Committee shall conduct personal interviews with those candidates it concludes are the most qualified candidates.

EXHIBIT B – BENEFICIAL OWNERSHIP

The table below sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding shares of a class of a Fund of the Trust as of May 5, 2010.

	NAME & ADDRESS
FUND NAME	(AMOUNT AND PERCENT OWNERSHIP)

TEAM Asset Strategy Fund	Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94101	66.36%

	National Financial Services, LLC 200 Liberty Street One World Financial Center New York, NY 10281	11.34%
Golub Group Equity Fund	Charles Schwab & Co. 101 Montgomery St. San Francisco, CA 94101	99.09%

PROXY CARD
Valued Advisers Trust

Proxy for a meeting of shareholders to be held on June 16, 2010

The undersigned hereby appoints R. Jeffrey Young as Proxy of the undersigned, with full power of substitution, and hereby authorizes him to vote on behalf of the undersigned all shares of the Fund(s) listed on the following page that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund(s) to be held at 9:00 a.m., Eastern Time, on June 16, 2010 at the offices of Valued Advisers Trust at 2960 N. Meridian St., Suite 300, Indianapolis, Indiana 46208 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

Please record your voting instructions on this card, sign it below, and return it promptly in the envelope provided. Your vote is important.

Dated

Signature(s) (Title(s), if applicable):	(Sign in the Box)
Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy card. A postage-paid envelope is enclosed for your convenience. Please refer to the back of the proxy card for additional information regarding the proposal.

Please fill in a box as shown using black or blue ink or number 2 pencil.     ☒
PLEASE DO NOT USE FINE POINT PENS.

1. To elect each nominee to the Board of Trustees. (For all shareholders)	FOR	WITHHOLD
	all nominees	authority to vote
NOMINEES: (1) Ira Cohen; (2) R. Jeffrey Young.	listed for all	for all nominees
	funds (except as	for all funds
marked to the
contrary below)

	☐	☐

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

Instruction: To withhold authority to vote for any individual nominee for a particular fund, write the nominee’s name in the space provided below: